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                              Magna Group, Inc.

                           Supplemental Executive

                              Retirement Plan

                               October, 1997



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
                     Table of Contents
                     -----------------
Article       Content                                       Page
-------       -------                                       ----
I             DEFINITIONS                                   1

II            PARTICIPATION                                 9

III           BENEFITS                                      10

IV            NO FUNDING OBLIGATION                         14

V             ADMINISTRATION                                15

VI            AMENDMENT OR TERMINATION                      20

VII           GENERAL LIMITATION AND PROVISIONS             21



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                                 MAGNA GROUP, INC.

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                     --------------------------------------

                                    ARTICLE I

                                   DEFINITIONS

Whenever used herein with the initial letter capitalized, words and phrases shall have the meanings stated below unless a different meaning is plainly required by the context. All masculine terms shall include the feminine and all singular terms shall include the plural, unless the context clearly indicates the gender or number. Some of the words and phrases used in the Plan are not defined in this Article, but, for convenience, are defined as they are introduced into the text.
1.01 ACCRUED BENEFIT means the portion of Retirement Income payable at Normal Retirement Date which has accrued as of the determination date based upon Years of Service at such determination date.
1.02 AFFILIATE means those organizations which are now or ever have been a member of a controlled group of corporations as that term is defined in Section 1563(a) of the Code.
1.03 ACTUARIAL Equivalent means benefits of equivalent value when computed on the basis of Actuarial Assumptions as defined in Section 1.04.
1.04 ACTUARIAL ASSUMPTIONS means the same rate of interest and rates of mortality as are utilized in computing the benefits provided by the Company's defined benefit pension plan.



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1.05     ACTUARY means that individual enrolled actuary or firm
         including one or more enrolled actuaries selected by the Committee to provide actuarial services in connection with the administration of the Plan.
1.06     ALTERNATE RETIREMENT INCOME means the Actuarial
         Equivalent amount of a Participant's Retirement Income payable in the form of a joint and survivor annuity. Such joint and survivor annuity shall be valued based on either (a) monthly income for the Participant's life and upon his death, his spouse, if living, shall receive a monthly life income which is equal to two-thirds (2/3) of the amount of monthly life income the Participant was receiving with one hundred twenty (120) monthly payments guaranteed collectively or (b) a monthly income for the Participant's life and upon his death, his spouse, if living, shall receive a monthly life income which is equal to one-half (1/2) of the amount of monthly life income the Participant was receiving with one hundred twenty (120) monthly payments (guaranteed collectively). If the Participant and his spouse die before one hundred twenty (120) monthly payments have been made then the balance of said guaranteed one hundred twenty (120) monthly payments shall be made to the Participant's Beneficiary if the Participant survived his spouse or to the Participant's spouse's estate if she survived the Participant.


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1.07     BENEFICIARY OR BENEFICIARIES means the person or persons
         designated by Participant to receive amounts under the Plan payable by reason of the Participant's death. If the Beneficiary of a Participant predeceases him, or if a Participant dies without having designated a Beneficiary, then the full amount payable upon the death of the Participant shall be paid to his surviving spouse or, if none, shall be paid to the Participant's estate.
1.08     BOARD means the Board of Directors of the Company.
1.09 CHANGE OF CONTROL means a change in control of the Company of a nature that would be required to be reported in response to item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act; provided that, for purposes of this Agreement, a Change in Control shall be deemed to have occurred if (i) any Person (other than the Company) is or becomes the "beneficial owner" (as defined in rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company which represent 20% or more of the combined voting power of the Company's then outstanding securities; (ii) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election, by the Company's stockholders, of each new director is approved by a vote of at least two-thirds (2/3) of the directors, there still in


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         office who were directors at the beginning of the period, but excluding any individuals whose initial assumption of office occurs as a result of either an actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board;
         (iii) there is consummated any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's Common
         Stock are converted into cash, securities or other property, other than a merger of the Company in which the holders of the Company's Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger; (iv) there is consummated any consolidation or merger of the Company in which the Company is the continuing or surviving corporation in which the holders of the Company's Common Stock immediately prior to the merger do not own fifty- percent (50%) or more of the stock of the surviving corporation immediately after the merger; (v) there is consummated any sale, lease, exchange, or other transfer
         (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, or (vi) the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company.
1.10 CAUSE means (i) the Participant's willful and continued failure to perform substantially his/her duties with the


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         Company (other than as a result of incapacity due to physical or mental condition), after a demand for substantial performance is delivered to him/her by the Chairman of the Compensation Committee of the Board or the Chief Executive Officer, which specifically identifies the manner in which the Participant has not substantially performed his/her duties, (ii) the Participant's willful commission of misconduct which is materially injurious to the Company, monetarily or otherwise, or
         (iii) the Participant's material breach of any provision of this Agreement. For purposes of this paragraph, no act, or failure to act on the Participant's part shall be considered "willful" unless done, or omitted to be done, without good faith and without reasonable belief that the act or omission was in the best interest of the Company. Notwithstanding the foregoing, the Participant shall not be deemed to have been terminated for Cause unless and until (i) he receives a Notice of Termination (as defined in Section 7.06 and 7.07) from the Chairman of the Compensation Committee of the Board or the Chief Executive
         Officer, (ii) he/she is given the opportunity with counsel, to be heard before the Board, and (iii) the Board finds, in its good faith opinion, that the Participant was guilty of the conduct set forth in the Notice of Termination.
1.11 CODE means the Internal Revenue Code of 1986, as amended.
1.12     COMMITTEE means the compensation committee of the Board.


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1.13     COMPANY means Magna Group, Inc., an organization
         incorporated under the laws of the State of Delaware, and any Affiliate thereof.
1.14     COMPENSATION means the sum of a Participant's Annual Base
         Salary and Magna Executive Incentive Compensation Plan ("MEICP") cash bonus and the value of the MEICP restricted stock award (valued as of the date of grant) paid or accrued with respect to any year.
1.15 DISABILITY means that the Participant has been unable to perform the services required of the Participant hereunder on a full-time basis for a period of one hundred eighty (180) consecutive business days by reason of a physical and/or mental condition. "Disability" shall be deemed to exist when certified by a physician selected by the Company or its insurers and acceptable to the Participant or the Participant's legal representative (such agreement as to acceptability not to be withheld unreasonably). The Participant will submit to such examinations and tests as such physician deems necessary to make any such Disability determination.
1.16 ELIGIBLE EMPLOYEE means an individual employed by the Company in a senior management position.
1.17     FINAL MONTHLY EARNINGS means one-twelfth (1/12) of a
         Participant's average annual Compensation computed using the highest five (5) complete calendar years out of the last ten (10) complete calendar years of his employment


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         with the Company which precedes the earlier of (a) his termination of employment for any reason or, (b) date of termination of this Plan. If a Participant completes fewer than five (5) complete calendar years of employment with the Company prior to the determination of his Final Monthly Earnings hereunder then Final Monthly Earnings shall mean one-twelfth (1/12) of his average annual Compensation for all complete calendar years of employment with the Company preceding the earlier of (a) his termination of employment for any reason or (b) the date of the termination of this Plan.
1.18     NORMAL RETIREMENT DATE means a Participant's sixty-fifth
         (65) birthday.
1.19 OTHER RETIREMENT BENEFITS means those Actuarial Equivalent amounts which are due and payable to such Participant, his spouse, or his Beneficiaries under any other Company defined benefit pension plan qualified under section 401(a) of the Code and in the event of Disability those Actuarial Equivalent amounts due and payable to the Participant under any Company sponsored long term disability program or plan.
1.20 PARTICIPANT means any Eligible Employee who is participating in the Plan in accordance with the provisions of Section 2.01.
1.21 PLAN means the Magna Group, Inc. Supplemental Executive Retirement Plan as set forth in this document.


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1.22     RETIREMENT INCOME means a monthly benefit payable for the
         life of the Participant with one hundred twenty (120) monthly payments guaranteed equal to 1.4285714 percent times the Participant's number of Years of Service (up to a maximum of fifty percent (50%)) times the Participant's Final Monthly Earnings, provided, however, such amount shall be offset and reduced by Other Retirement Benefits.
1.23 YEARS OF SERVICE means any calendar year during which a Participant was employed by the Company, or any entity that merged with, consolidated with, or became part of the Company, for One thousand (1,000) hours or more.



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                                 ARTICLE II

                                PARTICIPATION

2.01 The Company in its sole discretion shall determine when an Eligible Employee of the Company shall become a Participant in the Plan. The Committee may require all Eligible Employees, as a condition of participation, to file with the Company any enrollment form, optional payment form or other pertinent information concerning the Eligible Employee.


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                                  ARTICLE III

                                   BENEFITS

3.01 If the Participant is in the employ of the Company on his Normal Retirement Date the Participant shall be entitled, unless his employment terminates subsequent thereto by reason of Disability or death, to the payment of Retirement Income commencing within thirty (30) days following his actual termination of employment.
3.02 Except as provided in Section 3.08, if the Participant terminates employment with the Company for any reason other than following a Change of Control or as a result of Disability or death prior to his Normal Retirement Date, the Provisions of this Plan shall automatically terminate as to such Participant and such Participant and/or his Beneficiary shall have no rights to any benefits hereunder and the Company shall be relieved of all obligations under this Plan to such Participant, and/or his Beneficiary. If this Plan is terminated by the Company prior to any such voluntary termination of employment by the Participant then the Participant and/or his Beneficiary shall be entitled to such benefits as are described in Section 3.06.
3.03 If the Participant terminates employment with the Company at any time within two (2) years following a Change of Control, such Participant shall be entitled to payment of Retirement Income equal to the Accrued Benefit, as of the Change of Control date, based on actual Years of Service to


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         the Change of Control date plus two (2) added years.  The benefit will be payable at Participant's Normal Retirement Date or an Actuarial Equivalent lump sum payable within thirty (30) days of his actual termination of employment.
3.04 If the Participant terminates employment by reason of Disability, he shall be entitled to payment of his Accrued
         Benefit as of the date of his Disability, commencing at age 65 or the Actuarial Equivalent lump sum thereof payable within thirty
         (30) days of his termination of employment, irrespective of his age on the date of his Disability.
3.05 If the Participant dies at any time while employed by the Company, he shall forfeit any right to Retirement Income, but his Beneficiary shall receive 50% of the benefit described in Section
         3.04 above, commencing on the date the Participant would have attained age 65 or the Actuarial Equivalent lump sum payable within thirty (30) days of his death.
3.06 If this Plan is amended at any time by the Company prior to the Participant being entitled to receive any benefits hereunder the amendment shall not reduce the "benefit otherwise payable" under the terms of this Plan to such Participant and/or his Beneficiary. For purposes hereof the term "benefit otherwise payable" shall mean Participant's Accrued Benefit determined as of the date of any such amendment provided, however, in order for the Participant or his Beneficiary to receive any benefits


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         hereunder the Participant must satisfy the distribution
         requirements of the Plan or the Plan as amended if such distribution requirements are less restrictive as to such Participant.
3.07 If this Plan is terminated by the Company for any reason while the Participant is still in the employment of the Company and prior to the Participant being entitled to receive any benefits hereunder, the Participant, or his Beneficiary, in the event of a Participant's death subsequent to termination of this Plan, shall be entitled to the Actuarial Equivalent lump sum amount of his Accrued Benefit determined as of the date of termination of the Plan payable within sixty (60) days following his death or actual termination of employment with the Company for any other reason.
3.08 If the Participant is involuntarily terminated without Cause by the Company prior to his Normal Retirement Date, the Participant shall be entitled to the Actuarial Equivalent lump sum amount of his Accrued Benefit determined as of his date of termination of employment from the employment of the Company and payable to him within sixty (60) days thereof, irrespective of his age on such date.
3.09 If a Participant is entitled to Retirement Income under this Plan, the Participant may elect, within a reasonable time prior to the commencement of Retirement Income


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         payments, and with the consent and approval of the Committee, to receive his benefits under the Plan in the form of an Actuarial Equivalent lump sum amount, or; if married at such time, with the consent and approval of the Committee, to receive his benefits under the Plan in the form of Alternate Retirement Income.
3.10 Notwithstanding the provisions of Section 3.02 above, in the event a Participant terminates employment with the Company other than following a Change of Control, or as a result of death, Disability or attaining his Normal Retirement Date, the Committee may recommend, and the Board may approve the continued application of the provisions of the Plan to a Participant and/or the Participant's Beneficiary. In such an event, the Participant and/or his Beneficiary will be entitled to such benefits as are approved by the Board in its sole discretion.
3.11 The Company may withhold or cause to be withheld from any distribution all Federal, state, city, or other taxes as shall be required pursuant to any law or governmental regulation or ruling.


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                                  ARTICLE IV

                            NO FUNDING OBLIGATION

4.01 Nothing contained in this Plan and no action taken pursuant to the provisions of this Plan shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and the Participant, his spouse or any other person. The Company may, although shall not be required, establish a grantor trust and/or set aside funds to meet its contingent obligations hereunder, and may invest such funds in stocks, bonds, common funds, other securities or interest bearing instruments selected by the Committee in its sole discretion. Any funds which may be set aside and invested under the provisions of this Plan shall continue for all purposes to be a part of the general funds of the Company, and no person other than the Company shall by virtue of the provisions of this Plan have any interest in such funds. To the extent that any person acquires a right to receive payments from the Company under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Company.


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                                  ARTICLE V

                                ADMINISTRATION

5.01 The Company through the Committee shall have general administrative authority under the Plan. In addition, the Board may appoint other individuals, firms or organizations to act as agent of the Company in carrying out administrative duties under the Plan.
5.02 The Committee shall have such authority as may be necessary to discharge its responsibilities under the Plan, including the following rights, powers, and duties:
         (a) The Committee may adopt rules governing its procedures not inconsistent herewith and shall keep a permanent record of its meetings and actions. The Company shall maintain the Accounts of Participants and Beneficiaries under the Plan or shall cause them to be maintained under its direction.
         (b) The Company through the Committee shall have the sole responsibility for the administration of the Plan and, except as herein expressly provided, the Company through the Committee shall have the exclusive right to interpret the provisions of the Plan and to determine any question arising hereunder or in connection with the administration of the Plan, including the remedying of any omission, inconsistency, or ambiguity, and its decision or action in respect thereof shall be conclusive and


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                binding upon any and all Participants, former
                Participants, Beneficiaries, heirs, distributees, executors, administrators, and assigns.
         (c) The Committee may employ such counsel and agents in such clerical, accounting, and other services as it may require in carrying out the provisions of the Plan.
         (d) The Company shall employ an actuary to calculate the benefits due under this Plan and his determination shall be Conclusive and binding on all parties.
         (e) Participants, former Participants, or their Beneficiaries shall be notified by the Committee or by the Company of their right to receive benefits.
         (f) No member of the Board or any other individual to whom administrative authority is delegated under the Plan shall be entitled to act on or decide any matters relating solely to himself or any of his rights or benefits under the Plan.
5.03 The Company shall indemnify all officers and employees assigned any powers or duties under the Plan to the extent that such officers or employees incur loss or damage which may result from such officers' or employees' duties, exercises of discretion under the Plan, or any other acts or omissions hereunder. Such duties, exercises of discretion, acts, or omissions will not be indemnified by the Company in the event that such loss or damage is judi-


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         cially determined or agreed by the officers or employees to be due to their respective gross negligence or willful misconduct.
5.04 Anyone who is employed by the Company and who is acting as agent of the Company for purposes of this Plan shall serve without compensation for services as such, but all proper expenses incurred by the individual incident to the functioning of the Plan shall be paid by the Company.
5.05 Any Eligible Employee who believes that he is entitled to receive a benefit under the Plan may file a claim in writing with the Committee. The Committee shall, within ninety (90) days after the receipt of the claim, either allow or deny the claim in writing. A denial of the claim shall be written in a manner calculated to be understood by the claimant and shall include:
         (a)    The specific reason or reasons for the denial;
         (b) Specific reference to pertinent Plan provisions on which the denial is based;
         (c) A description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and
         (d)    An explanation of the Plan's review procedure.

         A claimant whose claim is denied may, within sixty (60) days after receipt of denial of his claim:
         (a)      Seek a review upon written request to the Company;


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         (b)      Review pertinent documents; and
         (c)      Submit issues and comments in writing.
         Any written request for review shall contain all additional information which the claimant wishes the Committee to consider. The Company may hold any hearing or conduct any independent investigation which it deems necessary to render its decision.

         The Committee shall make its decision within sixty (60) days after receipt of the request for review unless a greater period is agreed to by the claimant and the Committee. The decision on review shall be in writing and shall include specific reasons for the decision, and shall be written in a manner calculated to be understood by the claimant and with specific references to the pertinent Plan provisions on which the decision is based. The
         Company shall have the sole authority to interpret the Plan, to determine benefit eligibility, and to decide any and all matters arising hereunder, including, without limitation, the right to interpret ambiguities, inconsistencies, or omissions, and its decision or action thereon shall be final, conclusive, and binding upon any and all employees. The ninety (90) and sixty (60) days described above may be extended at the discretion of the Committee for a second ninety (90) or sixty (60) day period, as the case may be, provided that written notice of the extension is furnished to the claimant prior to the termination of the initial


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         period, indicating the special circumstances requiring such extension and the date by which a final decision is expected. Any person submitting a claim may, with the consent of the Committee:
         (a)      Withdraw the claim at any time; or
         (b) Defer the date as of which such Claim shall be deemed filed for purposes Of This procedure.


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                                    ARTICLE VI

                             AMENDMENT OR TERMINATION

6.01     Subject to Section 3.06 in the case of amendment and
         Section 3.07 in the case of termination the Company reserves the right at any time, by resolution of the Board, to amend or terminate the Plan for any reason and without the consent of any Eligible Employee, Participant, spouse, Beneficiary, or other person.
6.02 The Committee shall give notice of any amendment or termination pursuant to Section 6.01 to all affected Participants.


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                                 ARTICLE VII

                      GENERAL LIMITATIONS AND PROVISIONS

7.01 The Plan shall be binding on each Participant and his Beneficiary, heirs and personal representative and the Company, its successors and assigns.
7.02 Nothing contained herein shall give any individual the right to be retained in the employment of the Company or affect the right of the Company to terminate any individual's employment. The adoption and maintenance of the Plan shall not constitute a contract between the Company and any individual, or consideration for or an inducement to or condition of the employment of any individual.
7.03 If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his affairs, any payment due him (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so elects, be paid to his spouse, a child, a relative, or any other person maintaining or having custody of such person otherwise entitled to payment or deemed by the Committee to be a proper recipient on behalf of such person. Any such payment shall be a complete discharge of the Company of all liability under the Plan therefor.
7.04 Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge,


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         anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are, and all right to which are, expressly declared to be unassignable and non-transferable.
         No part of the amounts payable shall, prior to the actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant's or any other
         Person's bankruptcy or insolvency.
7.05 Each Participant shall file with the Committees such pertinent information concerning himself and his spouse or Beneficiary as the Committee may specify, and no Participant, spouse, Beneficiary, or other person shall have any rights or be entitled to any benefits under the Plan unless such information is filed by or with respect to him.
7.06 All elections, designations, requests, notices, instructions, and other communications from the Participant, spouse, Beneficiary, or other person to the Company or the Committee required or permitted under the Plan shall be in such form as is prescribed from time to time by the Company or the Committee, shall be mailed by first-class mail or delivered to the principal office of the Company, and shall be deemed to have been given and


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         delivered only upon actual receipt thereof at such location.
7.07 All notices, statements, reports, and other communications from the Company or the Committee to any Eligible Employee, Participant, spouse, Beneficiary, or other person required or permitted under the Plan shall be deemed to have been duly given when delivered to, or when mailed by first-class mail, postage prepaid and addressed to, such Eligible Employee, Participant, spouse, Beneficiary, or other person at his address last appearing on the records of the Company.
7.08 The Company does not represent or guarantee that any particular Federal or state income, payroll, personal property, or other tax consequence will result from participation in this Plan. A Participant should consult with professional tax advisers to determine the tax consequences of his or her participation.
7.09 The Plan and all rights hereunder shall be governed by and construed in accordance with the Code, and the regulations promulgated thereunder, and with the laws of The State of Missouri.
         IN WITNESS WHEREOF, this Plan has been executed the day and year first above written.


                              MAGNA GROUP, INC.
                              By: /s/ G. Thomas Andes
                                 -----------------------------
                              G. Thomas Andes
                              Chairman of the Board,
                              Chief Executive Officer and
                              President


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